UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 7, 2011

ALBEMARLE CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Virginia	001-12658	54-1692118
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

451 Florida Street, Baton Rouge, Louisiana 70801

(Address of Principal Executive Offices, including Zip Code)

Registrant’s Telephone Number, including Area Code: (225) 388-8011

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 7, 2011, the Board of Directors of Albemarle Corporation (the “Company”) elected Joseph M. Mahady to serve as a Director of the Company, effective as of February 1, 2012, until the next annual meeting of the shareholders of the Company and until his successor is elected and qualified. The Board of Directors did not appoint Mr. Mahady to serve on any Board committees at this time. Mr. Mahady will be eligible to participate in the Company’s compensation arrangements for non-employee directors, as described in the Company’s 2011 Proxy Statement.

Mr. Mahady, 57, retired in 2009 as President of Wyeth Pharmaceuticals, Inc., a division of Wyeth Corporation (“Wyeth”). Prior to being acquired by Pfizer Inc. in 2009, Wyeth developed, manufactured, and marketed pharmaceutical products to treat cardiovascular and gastrointestinal diseases, infectious diseases, cancer, women’s health concerns, and depression. Prior to serving as President of Wyeth Pharmaceuticals, Inc., Mr. Mahady served as Senior Vice President of Wyeth from 2002 to 2009. He began his career at Wyeth in 1977 and held a number of positions of increasing responsibility at Wyeth for his thirty-two year career. Mr. Mahady is a former director of Immunex.

The press release issued by the Company on December 12, 2011 announcing Mr. Mahady’s election to the Company’s Board of Directors is attached hereto as Exhibit 99.1 and incorporated herein by reference.

On December 9, 2011, the Company entered into a severance compensation agreement (the “Severance Compensation Agreement”) with Scott A. Tozier, Senior Vice President and Chief Financial Officer. The Severance Compensation Agreement provides the compensation that Mr. Tozier is entitled to receive in the event of a “Change in Control” (as defined in the Severance Compensation Agreement).

The Severance Compensation Agreement provides that, in the event of a Change in Control, Mr. Tozier will be entitled to (i) vesting of any outstanding but unvested stock options and restricted stock, (ii) payment of earned but not yet vested performance units and (iii) payment of a portion of unearned and unvested performance units. Additionally, in the event of a Change in Control and upon termination of employment other than for cause (as defined in the Severance Compensation Agreement), upon death after the execution of a definitive agreement which results in a Change in Control, or upon good reason for resignation (as defined in the Severance Compensation Agreement), Mr. Tozier will also be entitled to (iv) base salary and vacation pay accrued through the termination date, for the year in which the termination occurs, (v) accrued annual cash incentive award, (vi) a lump sum severance payment calculated in accordance with the Severance Compensation Agreement, (vii) immediate vesting of certain benefits under our supplemental executive retirement plan and (viii) other insurance and counseling benefits.

The Severance Compensation Agreement contains a one-year non-competition agreement for which Mr. Tozier will receive consideration equal to the greater of the executive’s annual base salary which was payable immediately prior to termination and immediately prior to a Change in Control plus the amount of his actual annual cash incentive award for the year preceding the date of the Change in Control. The severance payment will also be offset by the payment for the non-competition agreement.

The preceding discussion is qualified in its entirety by reference to the terms of the Severance Compensation Agreement, the form of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

10.1	Form of Severance Compensation Agreement.

99.1	Press release, dated December 12, 2011, issued by the Company.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ALBEMARLE CORPORATION

Date: December 12, 2011	By:	/s/ Karen G. Narwold
Name: Karen G. Narwold
Title: Senior Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit Number	Exhibit

10.1	Form of Severance Compensation Agreement.

99.1	Press release, dated December 12, 2011, issued by the Company.